EXHIBIT 3(i)


                          CERTIFICATE OF INCORPORATION

                                       OF

                                    JRE INC.








Filed by:                                         Kenneth C. Dollmann, Esq.
                                                  4250 Veterans Memorial Highway
                                                  Suite 295E
                                                  Holbrook, New York  11741

         STATEMENT OF INCORPORATOR IN LIEU OF ORGANIZATIONAL MEETING
         -----------------------------------------------------------

     The undersigned, being the sole incorporator of JRE INC. does hereby certify as follows:

     1. The certificate of incorporation of this corporation was duly filed in the Office of the Department of State of the State of New York on the 30th day of November 2000. A copy of the certificate of Incorporation and the filing notice received from the Department of State is annexed hereto and is to be inserted in the minutes.

     2. The undersigned, as sole incorporator, has adopted the annexed by-laws as the by-laws of this corporation and directed that they be inserted in the minutes.

     3. The following were duly elected as the directors of the corporation, to hold office until the first annual meeting of the shareholders of this corporation:


                                            ----------------------------------

                                            ----------------------------------

                                            ----------------------------------

     The directors assumed their office.



DATED:   November 30, 2000


                                            /s/  Gerald Weinberg
                                            ----------------------------------
                                                 Gerald Weinberg
                                                 INCORPORATOR

                          CERTIFICATE OF INCORPORATION


                                    JRE INC.




Under Section 402 of the Business Corporation Law.

     The undersigned, for the purpose of forming a corporation pursuant to
Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

     FIRST: The name of the corporation is JRE INC.

     SECOND: The purposes for which the corporation is formed are:

     To engage in any lawful act or activity for which corporations may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

     To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefor, stocks, bonds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

     To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and goodwill of any persons, firms, associations or corporations.

     The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all rights, powers and privileges granted or permitted to a corporation by such statute.


     THIRD: The office of the corporation is to be located in the County of Suffolk, State of New York.

     FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is One Hundred Million (100,000,000), all of which shall have a par value of $0.001.

     FIFTH: The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served on him is:

                                 57 Main Street
                          East Hampton, New York 11937

     SIXTH: The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other fmal adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

     IN WITNESS WHEREOF, this certificate has been subscribed to this 30th day of November, 2000 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.




                                            /s/  GERALD WEINBERG
                                            ----------------------------------
                                                 GERALD WEINBERG
                                                 90 State Street
                                                 Albany, New York

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS AND STATE RECORDS              ALBANY, NY 12231-0001

                                 FILING RECEIPT
================================================================================
ENTITY NAME: JRE INC

DOCUMENT TYPE: INCORPORATION (DOM. BUSINESS)                    COUNTY:  SUFF

SERVICE COMPANY: GERALD WEINBERG, P.C.                      SERVICE CODE: 13*
================================================================================
FILED:11/30/2000 DURATION:PERPETUAL CASH#:001130000722 FILM #:001130000700

ADDRESS FOR PROCESS                                           EXIST DATE
-------------------                                           ----------
THE CORPORATION                                               11-30-2000
57 MAIN STREET
EAST HAMPTON, NY 11937


REGISTERED AGENT
----------------







STOCK:   100000000 PV           (GRAPHIC OMITTED)






================================================================================
FILER                            FEES     200.00               PAYMENTS 200.00
-----                            ----                                   ------
KENNETH C. DOLLMANN, ESQ.        FILING   125.00               CASH       0.00
4250 VETERANS MEMORIAL HIGHWAY   TAX       50.00               CHECK      0.00
SUITE 295E                       CERT       0.00               CHARGE     0.00
HOLBRQQK, NY 11741               COPIES     0.00              DRAWDOWN  200.00
                                 HANDLING  25.00               BILLED     0.00
                                                               REFUND     0.00
                                                               ------
================================================================================
                                                          DOS-1025 (11/89)

N. Y. S. DEPARTMENT OF STATE
DIVISION OF CORPORATIONS                                   ALBANY, NY 12231-0001

                                 FILING RECEIPT
================================================================================
ENTITY NAME : JRE INC.


DOCUMENT TYPE : ASSUMED NAME CERTIFICATE


SERVICE COMPANY :        +++ NO SERVICE COMPANY +++                  CODE:
================================================================================
FILED: 08/06/2001               CASH#: 963561                  FILM#: C305613-1

PRINCIPAL LOCATION
------------------

216 MAIN STREET
AMAGANSET
NY 11930


                                (GRAPHIC OMITTED)






COMMENT:


ASSUMED NAME
------------
ESPO'S SURF & SPORT
================================================================================
FILER                             * FEES   : 60.00          PAYMENTS:  60.00
-----                               ----                    --------
KENNETH C. DOLLMANN               * FILING : 25.00          CASH    :
4250 VETERANS'S HWY               * COUNTY : 25.00          CHECK   :  60.00
STE 295E                          * COPIES : 10.00          C CARD  :
HOLBROOK   NY  11741-4001         * MISC   :
                                  * HANDLE :   .00          REFUND:
                                                            ------
================================================================================
               DO3HD1O3                                        DOS--281 (8/98)

State of New York  )
                    SS:
Department of State)


I hereby certify that the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

Witness my hand and seal of the Department of State on AUG 08 2001



                               (GRAPHIC OMITTED)

                                         Special Deputy Secretary of State

                                 New York State
                              DEPARTMENT OF STATE
                     CORPORATIONS AND STATE RECORDS DIVISION
                             162 Washington Avenue
                                Albany, NY 12231
================================================================================
                    CORPORATION - CERTIFICATE OF ASSUMED NAME
                 (Pursuant to Section 130 General Business Law)
================================================================================

FEES: The filing Fee payable to the Secretary of State is $25.00 plus a $25.00 fee for each county listed in which business will be transacted under assumed name.


1.   Corporation Name:                    JRE INC.
2.   Law corporation formed under:        402 - NYS Business Corporation Law
3.   Assumed Name:                        ESPO'S SURF & SPORT
4.   Principal place of business          216 Main Street
     in New York State:                   Amaganset, NY  11930 Suffolk County
5.   Counties in which business will be conducted under assumed name:
                               Only Suffolk County
6. The addresses of each location within New York State where business is or will be conducted under assumed name:
         216  Main Street
         Amaganst, NY  11930  Suffolk

Corporation Officer Signature:  /s/  Jeffrey R. Esposito
                                ------------------------
Name and Office:                     Jeffrey R. Esposito, President


                                 ACKNOWLEDGMENT

State of New York, County of Suffolk ss.:
         On the 7 day of July 2001 personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                  KIM WILLIAMS
                        Notary Public, State of New York
                                No. 011V16012598            /s/  Kim Williams
                           Qualified in Suffolk County      -----------------
                          Commission Expires 08/31/20O2          Kim Williams
                                                               (Notary Public)

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Filer's Name:  KENNETH C. DOLLMAN          Date Filed
               ----------------------------          ---------------------------
Filer's Address: 4250 Veterans' Hwy-Ste 295E, Holbrook, NY 11741-4001
                 ---------------------------------------------------------------

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